                                   The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.


     As filed with the Securities and Exchange Commission on June 10, 1996

                                                  Registration No. 33___________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            AMSOUTH BANCORPORATION
           (Exact name of registrant as specified in its charter)

    Delaware                          6711                          63-0591257
 (State or other                 (Primary standard                    (I.R.S.
 jurisdiction of                     industrial                      employer
 Incorporation or                  Classification                 identification
  organization)                     code number)                      number)

                              AmSouth-Sonat Tower
                           1900 Fifth Avenue, North
                           Birmingham, Alabama 35203
                                (205) 320-7151
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            AmSouth Bancorporation
                  1996 Long Term Incentive Compensation Plan
                           (Full title of the Plan)

                               ----------------

                               STEPHEN A. YODER
                         Executive Vice President and
                                General Counsel

                            AmSouth Bancorporation
                      1901 Sixth Avenue North, Suite 920
                             AmSouth/Harbert Plaza
                           Birmingham, Alabama 35203
                                (205) 326-5319
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Each Class of        Amount to be         Proposed Maximum               Proposed Maximum          Amount of Registration
Securities to be registered      Registered      Offering Price Per Unit(1)     Aggregate Offering Price (1)            Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
Value (and associated
Preferred Stock Purchase         2,750,000             $38.1875 per share               $105,015,625                  $36,213
Rights)
====================================================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange on June 3, 1996, as reported by The Wall Street Journal.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
- ------    ---------------------------------------

          The following documents filed by AmSouth Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated into this Registration Statement by reference:

          1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1995.

          2. AmSouth's Quarterly Report on Form 10-Q for the quarterly period ended March 31,1996.

          3. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act and any amendment to that description so filed with the Commission.

          4. The description of the rights to purchase Series A Preferred Stock issued pursuant to the Rights Agreement (as herein defined) set forth in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any amendment to that description so filed with the Commission.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of the post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modified or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities
- ------    -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
- ------    --------------------------------------

          An opinion as to the legality of the securities being registered is being provided by Stephen A. Yoder, General Counsel of the Registrant. Mr. Yoder has interests in the Registrant's Common Stock in an amount that is less than one-tenth of one percent of the outstanding shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers
- ------    -----------------------------------------

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgement, fines and settlements in connection with litigation.

          The Registrant's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification and exculpation of the directors and officers of the Registrant under certain circumstances.

          Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.
- ------    -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
- ------    --------

          The following exhibits are filed as part of this Registration
Statement:

          4.1 Stockholder Protection Rights Agreement dated as of June 15, 1989 ("Rights Agreement") between AmSouth Bancorporation and AmSouth Bank, National Association as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant's Quarterly Report on form 10-Q for the quarter ended June 30, 1989, Exhibit 4-a, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907)

          4.2 Certificate of Designation and Terms of Series A Preferred Stock of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, Exhibit 4-c, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907)

          5     Opinion of Stephen A. Yoder, General Counsel of Registrant

          15    Letter re Unaudited Interim Financial Information

          23.1  Consent of Ernst & Young LLP

          23.2  Consent of Stephen A. Yoder (included in Exhibit 5)

          24    Powers of Attorney

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 7th day of June, 1996.


                                              AMSOUTH BANCORPORATION


                                              By:         *
                                                 -------------------------
                                                     (C. Dowd Ritter)
                                                        (President,
                                                  Chief Executive Officer
                                                      and a Director)


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 7, 1996.


       Signature                           Title                        Date
       ---------                           -----                        ----

           *                President, Chief Executive          June 7, 1996
- --------------------------  Officer and a Director (Principal
    (C. Dowd Ritter)        Executive Officer)


   /s/ Kristen M. Hudak     Senior Executive Vice President     June 7, 1996
- --------------------------  and Chief Financial Officer
      (Kristen M. Hudak)    (Principal Financial Officer)


  /s/ Dennis J. Dill        Executive Vice President and        June 7, 1996
- --------------------------  Chief Accounting Officer
     (Dennis J. Dill)       (Principal Accounting Officer)


           *
- --------------------------  A Director                          June 7, 1996
  (J. Harold Chandler)


           *
- --------------------------  A Director                          June 7, 1996
  (Rodney C. Gilbert)


           *
- --------------------------  A Director                          June 7, 1996
    (Elmer B. Harris)


           *
- --------------------------  A Director                          June 7, 1996
    (Donald E. Hess)

             *
- ----------------------------    A Director                     June 7, 1996
   (Ronald L. Kuehn, Jr.)


             *
- ----------------------------    A Director                     June 7, 1996
     (James R. Malone)


             *
- ----------------------------    A Director                     June 7, 1996
   (Clande B. Nielsen)


             *
- ----------------------------    A Director                     June 7, 1996
 (Benjamin F. Payton, Ph.D.)


             *
- ----------------------------    A Director                     June 7, 1996
    (Herbert A. Sklenar)


             *
- ----------------------------    Chairman of the Board          June 7, 1996
      (John W. Woods)           and a Director


* Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.



                                             By:   /s/ Carl L. Gorday
                                                ----------------------------
                                                      (Carl L. Gorday)
                                                      Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT NO.                                 EXHIBIT
    ----------                                  -------

       5                              Opinion of Stephen A. Yoder

       15                             Letter re Unaudited Interim Financial
                                      Information

       23.1                           Consent of Ernst & Young LLP

       24                             Powers of Attorney